UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 3, 2014

Columbia Sportswear Company

(Exact name of registrant as specified in its charter)

Oregon	0-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14375 Northwest Science Park Drive

Portland, Oregon 97229

(Address of principal executive offices)

(Zip Code)

(503) 985-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Columbia Sportswear Company’s Annual Meeting of Shareholders was held on June 3, 2014 (the “Meeting”).

(b)	Three matters, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission, were submitted to a vote of security holders at the Meeting:

1.	To elect directors for the next year;

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014; and

3.	To approve, by non-binding vote, executive compensation.

At the Meeting, 34,217,439 shares of common stock were represented in person or proxy, which constituted 98.12 percent of the 34,872,376 shares of the Company outstanding and entitled to vote at the Meeting as of April 2, 2014, the record date of the Meeting, and a quorum. Each share was entitled to one vote at the Meeting.

1.	Election of Directors. All of the following directors were elected at the Meeting by the votes cast as follows:

	Votes For	Votes Against or Withheld	Broker Non-Votes
Gertrude Boyle	33,270,766	49,207	897,466
Timothy P. Boyle	33,148,408	171,565	897,466
Sarah A. Bany	33,257,591	62,382	897,466
Murrey R. Albers	33,269,304	50,669	897,466
Stephen E. Babson	33,067,558	252,415	897,466
Andy D. Bryant	33,299,373	20,600	897,466
Edward S. George	33,269,304	50,669	897,466
Walter T. Klenz	33,270,582	49,391	897,466
Ronald E. Nelson	33,300,679	19,294	897,466
John W. Stanton	33,269,606	50,367	897,466

2.	Ratification of Auditors. The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014 was approved with the following votes:

For	Against	Abstentions
34,049,350	17,445	150,644

3.	Say on Pay. The proposal to approve, by non-binding vote, the Company’s executive compensation program, passed as management recommended with the following votes:

For	Against	Abstentions	Broker Non-Votes
33,191,471	117,739	10,763	897,466

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Sportswear Company

Date: June 6, 2014	By:	/s/ PETER J. BRAGDON
	Name:	Peter J. Bragdon
	Title:	Senior Vice President of Legal and Corporate Affairs, General Counsel and Secretary